EXHIBIT 6.3

NEW HORIZONS

FAX COVER SHEET

DATE:	October 23, 2003

TO:	Richard Miller FAX: 212-935-1781

FROM:	Karen Wilson, President and CEO DAY PHONE: 407-736-9220

# PAGES (INCLUDING THIS COVER SHEET):           1

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Dear Richard,

Please accept this communication as non-exclusive approval for you to sell the Cell Phone in the United States.

Should you need any further information or have any questions, please call me.

Sincerely,

/s/ Karen Wilson

Karen Wilson

IF YOU HAVE ANY TROUBLE RECEIVING THIS TRANSMISSION, PLEASE CALL (407) 736-9230
5575 S. Semoran Boulevard, Suite 30, Orlando, FL 32822
FAX # (407) 736-9269